Computation of Earnings Per Share                   Exhibit 11.1
Carolina First Corporation and Subsidiaries


                                                  Three Months Ended
                                                  March 31, 1996
                                                  ------------------

A.Net income......................................    $2,228,000
  Less:  Dividends on preferred stock.............        16,000
                                                  ------------------
B.Net income applicable to common shareholders....    $2,212,000
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Primary Earnings Per Share

  Average shares outstanding......................      7,810,191
  Dilutive average shares outstanding under
    options.......................................        247,649
  Exercise prices.................................$5.77 to $17.50
  Assumed proceeds on exercise....................     $2,243,159
  Average market value per share..................          20.92
  Less:  Treasury stock purchased with the assumed
     proceeds from exercise of options............        107,242
                                                  ---------------
C. Adjusted average shares -- Primary.............      7,950,598
                                                  ---------------

  Primary Earnings Per Share (B/C)................          $0.28
                                                  ===============

Fully Diluted Earnings Per Share

  Average shares outstanding......................      7,810,191
  Dilutive average shares outstanding under
    options.......................................        247,649
  Exercise prices.................................$5.77 to $17.50
  Assumed proceeds on exercise....................    $2,243,159
  Market value per share..........................         21.50
  Less:  Treasury stock purchased with the assumed
     proceeds from exercise of options............       104,333
                                                  ---------------
  Adjusted averaged shares........................     7,953,507
                                                  ---------------
  Common shares from the assumed conversion of
     convertible preferred stock..................     1,482,433
                                                  ---------------
D.Adjusted average shares -- Fully diluted........     9,435,940
                                                  ---------------

  Fully Diluted Earnings Per Share (A/D)..........          $0.24
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